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               [LETTERHEAD OF CROCKER REALTY TRUST APPEARS HERE]

June 18, 1996



Mr. Robert Toni
Tri-Point Medical Corporation
5265 Capital Blvd.
Raleigh, NC 27616

RE: One North Commerce Center Office-Warehouse Lease

Dear Mr. Toni:

Please accept this letter from Landlord granting Tri-Point Medical Corporation a six month extension of the existing Lease Agreement dated November 7, 1995 between AP Southeast Portfolio Partners, L.P. and Tri-Point Medical, L.P. The Expiration Date shall change to August 31, 1998. The rental rate during this six month extension shall be $6.35 per square foot or $7,925.86 per month. All other terms and conditions of the original lease shall remain in full force and effect.

Please sign below to acknowledge your acceptance of the extension terms, and return two originals to my attention. If you have any questions, please call me at 704/529-5386.

Sincerely,

/s/ Robert J. Holmes, Jr.
Robert J. Holmes, Jr.
Vice- President

RJH, Jr.//shp

cc:   Mr. Howard Sadkin
      Corporate Realty Advisors


Acknowledged: /s/ Robert V. Toni
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              Ti-Point Medical Corporation